AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                                 CLASS E SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY


     AMENDMENT NO. 2 to Distribution Agreement ("Amendment No. 2"), dated as of April 30, 2002, by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").


         The Trust and MID agree to modify and amend the Distribution Agreement relating to Class E Shares dated as of August 1, 2001 (the "Original Agreement" or "Agreement") and amended on October 1, 2001 ("Amendment No. 1") as herein provided. All terms used in this Amendment No. 2, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

     1. New  Portfolios.  The Trust hereby  authorizes MID to participate in the
distribution   of  Class  E  Shares  of  the  following  new  portfolios   ("New
Portfolios") on the terms and conditions contained in the Agreement:

                  J.P. Morgan Quality Bond
                  J.P. Morgan Small Cap Stock
                  J.P. Morgan Enhanced Index
                  J.P. Morgan Select Equity
                  J.P. Morgan International Equity
                  Lord Abbett Bond Debenture
                  Lord Abbett Mid-Cap Value
                  Lord Abbett Developing Growth
                  Lord Abbett Growth and Income
                  Lord Abbett Growth Opportunities
                  PIMCO Money Market
                  Met/Putnam Research
                  Janus Aggressive Growth
                  Oppenheimer Capital Appreciation


     2. Effective Date. The effective date of this Amendment No. 2 shall be April 30, 2002 with respect to the New Portfolios.


         3. Duration of Agreement. This Agreement shall continue in effect until April 30, 2003 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     4. Schedule A. Schedule A to Amendment No. 1 to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class E Shares, is hereby replaced in its entirety by Schedule A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.



MET INVESTORS SERIES TRUST                METLIFE INVESTORS DISTRIBUTION COMPANY



By:                                        By:
   --------------------------------           ---------------------------------
     Elizabeth M. Forget                       Name:
     President                                 Title:



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                                   SCHEDULE A
                                       TO
                                 AMENDMENT NO. 2
                             DISTRIBUTION AGREEMENT
                                 CLASS E SHARES

Portfolios In Original Agreement:

PIMCO Total Return
PIMCO Innovation
MFS Mid Cap Growth
MFS Research International

Portfolios Added by Amendment No. 1:

Met/AIM Small Cap Growth
Met/AIM Mid Cap Equity
State Street Research Concentrated International

Portfolio Added by Amendment No. 2:

J.P. Morgan Quality Bond
J.P. Morgan Small Cap Stock
J.P. Morgan Enhanced Index
J.P. Morgan Select Equity
J.P. Morgan International Equity
Lord Abbett Bond Debenture
Lord Abbett Mid-Cap Value
Lord Abbett Developing Growth
Lord Abbett Growth and Income
Lord Abbett Growth Opportunities
PIMCO Money Market
Met/Putnam Research
Janus Aggressive Growth
Oppenheimer Capital Appreciation